Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Books-A-Million, Inc. 401(k) Profit Sharing Plan
Birmingham, Alabama

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Books-A-Million, Inc. of our report dated February 22, 2011, relating to the financial statements and supplemental schedule of Books-A-Million, Inc. 401(k) Profit Sharing Plan as of December 31, 2007, and for the year ended December 31, 2007, which appears in this Form 11-K.

/s/ Warren, Averett, Kimbrough & Marino, LLC

Birmingham, Alabama
February 22, 2011